UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 20, 2019

Hilton Worldwide Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36243	27-4384691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7930 Jones Branch Drive, Suite 1100, McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 883-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	HLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture with respect to 4.875% Senior Notes due 2030

On June 20, 2019, Hilton Domestic Operating Company Inc. (the “Issuer”), an indirect subsidiary of Hilton Worldwide Holdings Inc. (the “Company”), issued and sold $1.0 billion aggregate principal amount of 4.875% Senior Notes due 2030 (the “Notes”) under an Indenture, dated as of June 20, 2019 (the “Indenture”), by and among the Issuer, the Company, as a guarantor, and the other guarantors party thereto, and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”). The Notes were sold within the United States only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.

The Notes were issued at 100% of their par value and bear interest at a rate of 4.875% per annum. Interest on the Notes is payable semi-annually in arrears on January 15 and July 15, beginning January 15, 2020. The Notes mature on January 15, 2030.

The Issuer intends to use the net proceeds of the offering of the Notes to repay borrowings under the Company’s senior secured credit facilities, including $500.0 million of borrowings under the term B-2 loans (“Term Loan Prepayment”), and any remaining proceeds for general corporate purposes, which may include, but is not limited to, funding certain share repurchases under the Company’s share repurchase program.

Ranking; Guarantees

The Notes are the Issuer’s senior unsecured obligations, ranking equally in right of payment with all of the Issuer’s existing and future senior indebtedness and senior in right of payment to all of the Issuer’s existing and future subordinated indebtedness. The Notes will be guaranteed, on a senior unsecured basis, by (i) Hilton Worldwide Parent LLC (“HWP”), the Issuer’s indirect parent company, (ii) the Company, the immediate parent company of HWP, (iii) Hilton Worldwide Finance LLC (“Parent”), the Issuer’s immediate parent company and (iv) each of Parent’s existing and future wholly owned subsidiaries (other than the Issuer) to the extent such entities guarantee indebtedness under Parent’s senior secured credit facilities or certain other indebtedness of the Issuer, Parent or any subsidiary guarantor.

Optional Redemption

The Issuer may, at its option, redeem the Notes, in whole or in part, at any time prior to January 15, 2025, at a price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, plus the applicable “make-whole premium.” In addition, beginning on January 15, 2025, the Issuer may redeem all or a part of the Notes at a redemption price equal to 102.4375% of the principal amount redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. The redemption price decreases to 101.6250%, 100.8125% and 100.0000% of the principal amount redeemed on January 15, 2026, January 15, 2027 and January 15, 2028, respectively. In addition, at any time prior to July 15, 2022, the Issuer may, at its option, redeem up to 40.0% of the aggregate principal amount of the Notes issued under the Indenture with the proceeds of certain equity offerings at a redemption price of 104.875% of the principal amount thereof, plus accrued and unpaid interest.

Repurchase at the Option of Holders

Upon the occurrence of a change of control triggering event or upon the sale of certain assets in which Parent and its restricted subsidiaries do not apply the proceeds as required, the holders of the Notes will have the right to require the Issuer to make an offer to repurchase each holder’s Notes at a price equal to 101% (in the case of a change of control triggering event) or 100% (in the case of an asset sale) of their principal amount, plus accrued and unpaid interest.

Covenants; Events of Default

The Indenture contains covenants that, among other things, limit the ability of Parent and its restricted subsidiaries to incur additional indebtedness or issue certain preferred shares, pay dividends, redeem stock or make other distributions, make certain investments, sell or transfer certain assets, create liens, consolidate, merge, sell or otherwise dispose of all or substantially all of Parent’s or the Issuer’s assets, enter into certain transactions with affiliates, and designate subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications. Neither HWP nor the Company is subject to the restrictive covenants of the Indenture. The Notes also contain customary events of default, the occurrence of which could result in the principal of and accrued interest on the Notes to become or be declared due and payable.

A copy of the Indenture is attached to this Current Report on Form 8-K as Exhibit 4.1 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 4.1.

Registration Rights Agreement with respect to 4.875% Senior Notes due 2030

On June 20, 2019, the Issuer, the Company, the other guarantors of the Notes and BofA Securities, Inc., on behalf of the several initial purchasers of the Notes (the “Initial Purchasers”), entered into a Registration Rights Agreement with respect to the Notes (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Issuer and the guarantors have agreed that they will use their respective commercially reasonable efforts to (i) file a registration statement on an appropriate registration form with respect to a registered offer to exchange the Notes for new notes, with terms substantially identical in all material respects to the Notes and (ii) cause the exchange offer registration statement to be declared effective under the Securities Act.

The Issuer and the guarantors have agreed to use their commercially reasonable efforts to cause the exchange offer to be consummated or, if required, to have one or more shelf registration statements declared effective, within 450 days after the issue date of the Notes (or such later date as may be permitted in accordance with the Registration Rights Agreement). If the Issuer and the guarantors fail to satisfy this obligation (a “registration default”), the annual interest rate on each series of Notes will increase by 0.25% for the first 90-day period immediately following the occurrence of the registration default. The annual interest rate on each series of Notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.0% per annum. If the registration default is corrected, the interest rate on each series of Notes will revert to the original level.

If the Issuer must pay additional interest, it will pay holders of the Notes in cash on the same dates that the Issuer makes other interest payments on the Notes, until the registration default is corrected.

A copy of the Registration Rights Agreement is attached to this Current Report on Form 8-K as Exhibit 4.3 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 4.3.

Credit Agreement Amendment

On June 21, 2019, Parent, an indirect subsidiary of the Company, entered into Amendment No. 6 (the “Amendment”) to the Credit Agreement dated as of October 25, 2013 (as amended by Amendment No. 1 to the Credit Agreement dated as of August 18, 2016, as further amended by Amendment No. 2 to the Credit Agreement dated as of November 21, 2016, as further amended by Amendment No. 3 to the Credit Agreement dated as of March 16, 2017, as further amended by Amendment No. 4 to the Credit Agreement dated as of April 19, 2018 and as further amended by Amendment No. 5 to the Credit Agreement dated as of June 5, 2019, the “Credit Agreement”). After giving effect to the Amendment, the Term Loan Prepayment, the aggregate principal amount of term B-2 loans outstanding under the Credit Agreement will equal approximately $2,619.29 million (the “Refinanced Term B-2 Loans”). The Refinanced Term B-2 Loans (i) will mature on the date that is seven years from the effective date of the Amendment and (ii) provide for (a) a premium of 1.00% of the aggregate principal amount of any Refinanced Term B-2 Loans prepaid as a result of certain repricing transactions occurring within six months of the effective date of the Amendment and (b) quarterly amortization payments to be made on the last business day of each quarter in an aggregate principal amount equal to 0.25% per annum of the original principal amount of the Refinanced Term B-2 Loans, with the remaining amount payable on the maturity date with respect to such Refinanced Term B-2 Loans. After giving effect to the Term Loan Prepayment on the effective date of the Amendment, Parent will have satisfied its obligation to make any required amortization payments in respect of the Refinanced Term B-2 Loans under the Credit Agreement.

All other terms of the Refinanced Term B-2 Loans and the Credit Agreement will remain substantially the same except as otherwise amended by the Amendment.

Certain of the participants in the Credit Agreement and their respective affiliates have engaged in, and may in the future engage in, investment banking, advisory roles and other commercial dealings in the ordinary course of business with the Company and/or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of June 20, 2019, by and among Hilton Domestic Operating Company Inc., the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee.

4.2	Form of 4.875% Senior Note due 2030 (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of June 20, 2019, by and among Hilton Domestic Operating Company Inc., the guarantors from time to time party thereto and BofA Securities, Inc., on behalf of the initial purchasers.

10.1	Amendment No. 6, dated as of June 21, 2019, to the Credit Agreement, dated as of October 25, 2013 (as amended by Amendment No. 1 to the Credit Agreement dated as of August 18, 2016, as further amended by Amendment No. 2 to the Credit Agreement dated as of November 21, 2016, as further amended by Amendment No. 3 to the Credit Agreement dated as of March 16, 2017, as further amended by Amendment No. 4 to the Credit Agreement dated as of April 19, 2018 and as further amended by Amendment No. 5 to the Credit Agreement dated as of June 5, 2019), by and among Hilton Worldwide Holdings Inc., Hilton Worldwide Parent LLC, Hilton Worldwide Finance LLC, the other guarantors party thereto from time to time, Deutsche Bank AG New York Branch as administrative agent, collateral agent, swing line lender and L/C issuer and the other lenders party thereto from time to time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON WORLDWIDE HOLDINGS INC.

By:	/s/ Kevin J. Jacobs
Name:	Kevin J. Jacobs
Title:	Executive Vice President and Chief Financial Officer

Date: June 24, 2019